     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2003.
                                                 Registration No. 333-_______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                                 CTS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                  INDIANA                                35-0225010
        (State or Other Jurisdiction        (I.R.S. Employer Identification No.)
     of Incorporation or Organization)
                905 West Boulevard North, Elkhart, Indiana 46514
           (Address of Principal Executive Offices Including Zip Code)

                     CTS CORPORATION RETIREMENT SAVINGS PLAN
                            (Full Title of the Plan)

                             Richard G. Cutter, Esq.
                  Vice President, General Counsel and Secretary
                            905 West Boulevard North
                             Elkhart, Indiana 46514
                                 (574) 293-7511
            (Name, Address and Telephone Number of Agent For Service)



                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
Title of                                            Proposed Maxi-           Proposed Maxi-           Amount of
Securities to              Amount to be             mum Offering             mum Aggregate            Registration
be Registered              Registered (1)(2)        Price Per Share (3)      Offering Price (3)       Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, without
par value                   3,000,000               $9.89                    $29,670,000              $2,400.30
============================================================================================================================


     (1) Represents maximum number of shares of common stock of the Registrant, without par value per share ("Common Stock"), issuable pursuant to the CTS Corporation Retirement Savings Plan (the "Plan") being registered hereon.
     (2) Pursuant to Rule 416(c) of the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.
     (3) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rule and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on The New York Stock Exchange on June 24, 2003, within five business days prior to filing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents have been filed by CTS Corporation, an Indiana corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

         -        Annual Report on Form 10-K for the year ended December 31,
                  2002;

         -        Annual Report on Form 11-K for the year ended December 31,
                  2002;

         -        Quarterly Report on Form 10-Q for the quarter ended March 30,
                  2003;

         - The description of the Registrant's Common Stock set forth in the Form 10-K filed with the Commission on February 14, 2003, pursuant to the Exchange Act of 1934 (the "Exchange Act"), including any subsequently filed amendments and reports updating such description.

                  All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The following summary of the material provisions of CTS' bylaws relating to indemnification of directors and officers, CTS' articles of incorporation, CTS' indemnification agreements with officers and directors and the Indiana Business Corporation Law is not intended to be exclusive and is qualified in its entirety by such bylaws, articles of incorporation, indemnification agreements and statutes.

                  CTS' bylaws provide that CTS shall indemnify its officers and directors to the fullest extent permitted by applicable law. Chapter 37 of the Indiana Business Corporation law provides, in general, that each director and officer of a corporation may be indemnified against liabilities (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer, if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to CTS unless a court determines otherwise.

                  CTS' articles of incorporation provide that the personal liability of the directors of CTS will be eliminated to the fullest extent permitted by applicable law. The bylaws provide that no director of CTS will be personally liable to the corporation or its shareholders for monetary damages for any breach of his fiduciary duty as a director provided, however, that such provision does not apply to any liability of a director (a) for breach of fiduciary duty if such breach constitutes willful misconduct or recklessness or
(b) for the payment of distributions to shareholders in violation of Section 23-1-28-3 of the Indiana Business Corporation Law.

                  Pursuant to separate indemnification agreements with CTS, each officer and director of CTS is indemnified from all liabilities arising out of the activities reasonably taken in the performance of their respective duties as officers and directors of CTS.

                  CTS also maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act of 1933. The effect of this insurance is to indemnify any officer or director of CTS against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. The premiums for such insurance are paid by CTS.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

Exhibit Number             Description
--------------             -----------

4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 5 to the Current Report on Form 8-K, filed with the Commission on September 1, 1998).

4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 4 to the Current Report on Form 8-K, filed with the Commission on September 1, 1998).

4.3                        CTS Corporation Retirement Savings Plan

23                         Consent of Independent Auditors --
                           PriceWaterhouseCoopers LLP

24                         Power of Attorney

                  The Registrant undertakes that the CTS Corporation Retirement Savings Plan and any amendments thereto have been or will be submitted to the Internal Revenue Service (the "IRS") in a timely manner and all changes required by the IRS in order to qualify such plans have been or will be made.

ITEM 9.  UNDERTAKINGS.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         [SIGNATURES ON FOLLOWING PAGE]

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkhart, State of Indiana on June 27, 2003.

                            CTS CORPORATION

                            By: /s/ RICHARD G. CUTTER
                                ---------------------------------------------
                                Richard G. Cutter
                                Vice President, Secretary and General Counsel

               Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               Date:  June 27, 2003            /s/ DONALD K. SCHWANZ
                                               --------------------------------
                                               Donald K. Schwanz
                                               President and Chief Executive Officer (Principal
                                               Executive Officer)

               Date:  June 27, 2003            *
                                               --------------------------------
                                               Walter S. Catlow
                                               Director

               Date:  June 27, 2003            *
                                               --------------------------------
                                               Lawrence J. Ciancia
                                               Director


               Date:  June 27, 2003            *
                                               --------------------------------
                                               Thomas G. Cody
                                               Director

               Date:  _______, 2003            ________________________________
                                               Gerald H. Frieling, Jr.
                                               Director


               Date:  _______, 2003            ________________________________
                                               Roger R. Hemminghaus
                                               Director

               Date:  _______, 2003            ________________________________
                                               Michael A. Henning
                                               Director

               Date:  June 27, 2003            *
                                               --------------------------------
                                               Robert A. Profusek
                                               Director


               Date:  June 27, 2003          /s/ VINOD M. KHILNANI
                                             -------------------------------
                                             Vinod M. Khilnani
                                             Senior Vice President and Chief
                                             Financial Officer
                                             (Principal Financial Officer)



               * This registration Statement has been signed on behalf of the above-named directors and officers by Richard G. Cutter, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24 to this registration statement.

               Dated:  June 27, 2003

                                        By:  /s/ RICHARD G. CUTTER
                                             -------------------------------
                                             Richard G. Cutter, Attorney-in-Fact


               CTS Corporation Retirement Savings Plan. Pursuant to the requirements of the Securities Act, the plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkhart, State of Indiana, on June 27, 2003.

                                        CTS Corporation Retirement Savings Plan


                                        By:  /s/ JAMES L. CUMMINS
                                             -------------------------------
                                             James L. Cummins
                                             Chairman, CTS Corporation
                                             Employee Benefits Committee

                                  EXHIBIT INDEX

Exhibit Number             Description
--------------             -----------

4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 5 to the Current Report on Form 8-K, filed with the Commission on September 1, 1998).

4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 4 to the Current Report on Form 8-K, filed with the Commission on September 1, 1998).

4.3                        CTS Corporation Retirement Savings Plan

23.1                       Consent of Independent Accountants --
                           PricewaterhouseCoopers LLP

24                         Power of Attorney






















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